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                                                                   EXHIBIT 10.23

                 AGREEMENT OF OPTION AND RIGHT OF FIRST REFUSAL

THIS AGREEMENT OF OPTION AND RIGHT OF FIRST REFUSAL (the "Option Agreement") is dated effective as of the 14th day of October, 2004 ("Effective Date"), by and between Nord Resources Corporation, a Delaware corporation (the "Optionee"), on the one hand and Ronald A. Hirsch, an individual residing in the county of Orange, State of California ("Hirsch") and Stephen D. Seymour, an individual residing in the county of Baltimore, State of Maryland ("Seymour", and collectively with Hirsch, the "Optionors") on the other hand.

                                    RECITALS

     WHEREAS, since May 20, 2004, the Optionee has been pursuing an opportunity (the "Opportunity") to acquire certain assets from ASARCO Incorporated, a New Jersey corporation ("ASARCO"), which assets comprise the entire Tennessee Mines Division zinc business as conducted by ASARCO and consisting of the Young, Immel and Coy mines, the Young Concentrator and the Middle Tennessee exploration properties, including in all cases the operations, impoundments, processing and other facilities incidental and ancillary to each of the foregoing (collectively, the "TMD Assets");

     WHEREAS, as a result of the development efforts of the Optionee, the Optionee has been selected by ASARCO as the primary candidate it will negotiate with for the acquisition of the TMD Assets, and as to which the Optionee has received versions of a draft Asset Purchase Agreement (the "Purchase Agreement") for negotiation and execution;

     WHEREAS, the Optionee has entered into a bridge loan agreement with Regiment Capital III, L.P., a Delaware limited partnership (the "Lender"), pursuant to which the Optionee entered into, executed and delivered to Lender a Promissory Note, a Security Agreement, a Pledge and Security Agreement, and certain other documents (collectively, the "Loan Documents"), which Loan Documents contain certain affirmative and negative covenants which with the Optionee must abide during the pendency of the bridge loan, and which, among other things, will restrict the Optionee from using its capital resources to make an investment in, or conduct any business with respect to, the TMD Opportunity without its prior written consent (and, as to which, the Lender has advised this Board of Directors of the Optionee that it will not consent to the Optionee undertaking the TMD Opportunity at this time or within the foreseeable future);

     WHEREAS, the Optionors have expressed their willingness to assume from the Optionee all of its rights and interests in the Opportunity, including without limitation under the Purchase Agreement (collectively, the "TMD Rights"), to fund such further development expenses as are necessary to complete the acquisition of and exploit commercially the TMD Opportunity independent of the Optionee (the "Post-Development Expenses"), and to "reserve" the place of the Optionee with respect to such


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TMD Opportunity until such time as the Lender may consent to its re-acquisition of the TMD Rights from, and as further developed by, the Optionors; and

     WHEREAS, the Optionee has assigned the TMD Rights to the Optionors pursuant to an Agreement of Assignment and Assumption of the TMD Rights, dated of even date herewith (the "Assignment Agreement") as consideration for Optionors' grant to Optionee of a right of first refusal and an option to purchase the TMD Rights from the Optionors upon the payment to the Optionors of the Post-Development Expenses plus such premium for taking the risks of development of the TMD Opportunity as the parties may mutually agree (and as established as fair and reasonable to the Optionee by an independent person with experience in the valuation of business opportunities in the mining industry generally) ("Premium").

     NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, and for the consideration set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                 GRANT OF OPTION

1.1 GRANT OF OPTION. Optionors hereby grant Optionee an option (the "Option") to acquire the TMD Rights, subject to and in accordance with the terms of this Option Agreement.

1.2 CONSIDERATION. As consideration for the Option (the "Option Consideration"), the Optionee agrees to assign all of the TMD Rights to the Optionors, and the Optionors hereby agree to assume all of the obligations associated with the TMD Rights pursuant to that certain Agreement of Assignment and Assumption of even date herewith.

1.3 TERM. The term of the Option (the "Option Period") shall commence on the date hereof and expire on the two (2) year anniversary of the Effective Date unless extended by mutual written agreement of the parties hereto or in the event of exercise of the Option by the Optionee.

1.4 EXERCISE OF TMD OPTION. The Option may be exercised at any time during the Option Period by written notice from the Optionee to the Optionors specifying a date for closing the transaction (the "Closing Date"), which shall occur at least ninety (90) days but no more than two hundred seventy (270) days subsequent to the date of notice. Within ten (10) business days from the date of receipt of the written notice from the Optionee, Optionors shall engage a valuation firm reasonably acceptable by Optionee ("Valuation Firm") to determine the Premium and must deliver to Optionee a request for exercise price ("Request for Exercise Price") within thirty (30) days from the date of engagement of the Valuation Firm. The Request for Exercise Price shall set forth the amounts of the Post-Development Expenses and the Premium and shall be accompanied


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by a fairness opinion rendered by the Valuation Firm that the amount of Premium is fair from a financial point of view to the shareholders of Optionee. Within ten (10) days of Optionee's receipt of the Request for Exercise Price and the fairness opinion, Optionee shall notify Optionors in writing whether Optionee accepts the determination of the Premium and the Purchase Price (as defined below).

1.5 PURCHASE OF TMD RIGHTS. Upon the exercise of the Option, and subject to all the conditions herein and the performance by each of the parties hereto of their respective obligations hereunder, Optionee agrees to purchase from Optionors, and Optionors agree to sell and deliver to Optionee, on the Closing Date, all of the TMD Rights (the "Closing"). The purchase price (the "Purchase Price") for the TMD Rights to be acquired upon exercise of the TMD Option shall be an amount equal to the aggregate of the Post-Development Expenses and the Premium.

1.6 ASSUMPTION OF LIABILITIES. Upon exercise of the Option, Optionee shall assume, discharge or be liable for any debts, liabilities or obligations of the Optionors incurred in connection with its assumption of the duties and obligations of the Optionee pursuant to the Assignment Agreement and the development and commercial exploitation of the TMD Rights thereafter (collectively, the "Obligations") including, without limitation, any (a) Obligations of the Optionors to their creditors or equity owners; (b) Obligations of the Optionors with respect to any transactions; or (c) taxes or other Obligations of the Optionors incurred in connection with the grant of the Option or sale of the TMD Rights pursuant to this Agreement.

                                    ARTICLE 2

                             RIGHT OF FIRST REFUSAL

2.1 OPTIONEE'S RIGHT OF FIRST REFUSAL. Before any of the TMD Rights held by Optionors may be sold or otherwise transferred (including transfer by gift or operation of law), the Optionee or its assignee(s) shall have a right of first refusal to purchase the TMD Rights on the terms and conditions set forth in this
Article 2 (the "Right of First Refusal").

22. NOTICE OF PROPOSED TRANSFER. The Optionors shall deliver to Optionee a written notice (the "Notice") stating: (i) the Optionors' bona fide intention to sell or otherwise transfer the TMD Rights; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); and (iii) the bona fide cash price or other consideration for which the Optionors propose to transfer the TMD Rights (the "Offered Price"), and the Optionors shall offer the TMD Rights at the Purchase Price to the Optionee or its assignee(s).

2.3 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after receipt of the Notice, the Optionee and/or its assignee(s) may, by giving written notice to the Optionors, elect to purchase all, but not less than all, of the TMD Rights, at the Purchase Price to determined in accordance with
Section 1.5 above.


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2.4 OPTIONORS' RIGHT TO TRANSFER. If the TMD Rights proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Optionee and/or its assignee(s) as provided in this Article 2, then the Optionors may sell or otherwise transfer the TMD Rights to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred eighty (180) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Article 2 shall continue to apply to the TMD Rights in the hands of such Proposed Transferee. If the TMD Rights described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Optionee, and the Optionee and/or its assignees shall again be offered the Right of First Refusal before the TMD Rights held by the Optionors may be sold or otherwise transferred.

2.5 TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to the TMD Rights upon the exercise of the TMD Option as provided in Article 1 hereof.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE. Optionee hereby represents and warrants to the Optionors, as of the date hereof, as follows:

     (a) Optionee is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to carry on its business as it is presently being conducted, to enter into this Option Agreement and to carry out and perform the provisions hereof; and

     (b) the individuals signing this Option Agreement on behalf Optionee are the duly elected executive officers of Optionee so indicated, and have full power and authority to enter into and execute this Option Agreement for and on behalf of the Optionee; and

     (c) Optionee is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Option Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Option Agreement in accordance with its terms by such party.

3.2 REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS. Optionors hereby represent and warrant to the Optionee, as of the date hereof, as follows:

     (a) Optionors have full power and capacity to enter into, execute and perform this Option Agreement, which Option Agreement, once executed by Optionors, shall be


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the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

     (b) Optionors are not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Option Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Option Agreement in accordance with its terms by such party; and

     (c) During the Option Period, the Optionors shall not:

          (i) mortgage, pledge, subject to lien, charge or encumbrance or grant a security interest in any of the TMD Rights; or

          (ii) cancel any debt or claim or sell or transfer any of the TMD Rights except in the ordinary course of business and without first complying with Article 2 ("Right of First Refusal") hereof.

3.3 Survival of Representations and Warranties. The representations and warranties contained in and made pursuant to this Option Agreement shall survive until the first anniversary of the termination of the Option Period.

                                    ARTICLE 4

                                 INDEMNIFICATION

Each party hereby agrees to indemnify and hold harmless the other, together with such party's officers, directors, partners, shareholders, employees, agents and representatives, as applicable, (collectively, the "Indemnified parties"), from and against any loss, cost, damage, claim, charge, set-off, encumbrance or other obligation or liability (a "Liability") resulting from or arising out of any material breach of such party's duties, obligations or requirements hereunder including, without limitation, any and all claims from third parties against any Indemnified party as a result thereof (a "Third-party Claim"). Such indemnification shall cover, without limitation, the right to reimbursement of reasonable attorneys' fees, expenses and costs of litigation, arbitration, mediation and/or settlement. Payment to the Indemnified parties, and any of them, shall be made upon notice to the party or parties from whom indemnification may properly be sought hereunder (the "Indemnifying party") that a Liability has arisen (or, to the extent that notice has been previously delivered, that such Liability is continuing), together with any invoice or other demand for payment to any party, including an attorney defending against or prosecuting the same, and the Indemnifying party shall promptly furnish payment thereon as directed in such notice. This Section 5 shall survive termination and/or expiration of this Assignment Agreement and the TMD Rights granted herein.


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                                    ARTICLE 5

                               GENERAL PROVISIONS

5.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as follows:

          If to Optionee:              Nord Resources Corporation
                                       3048 North Seven Dash Road
                                       Dragoon, Arizona 85609
                                       Tel: (520) 586-2241
                                       Fax: (520) 586-7020
                                       Attn: Erland A. Anderson
                                             President

          with a copy (which shall
          not constitute notice) to:   August Law Group, P.C.
                                       19200 Von Karman Avenue, Suite 500
                                       Irvine, California 92612
                                       Tel: (949) 752-7772
                                       Fax: (949) 752-7776
                                       Attn: Kenneth S. August, Esq.
                                             President

          If to Hirsch:                Ronald A. Hirsch
                                       668 North Coast Highway, #171
                                       Laguna Beach, California 92651
                                       Tel: (949) 715-6745
                                       Fax: (949) 715-6746

          If to Seymour:               Stephen Seymour
                                       1308 Wine Spring Lane
                                       Baltimore Maryland 21204
                                       Tel: (410) 369-6600
                                       Fax: (410) 369-6601

or to such other address or addresses as such Parties may indicate by written notice sent n accordance with this Section 16(a).

5.2 BINDING AGREEMENT; ASSIGNMENT. This Option Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance


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with its terms. This Option Agreement shall inure to the benefit of each of the
Parties hereto, and their respective heirs, personal representatives, successors and assigns. This Option Agreement may not be assigned by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party hereto.

5.3 ENTIRE AGREEMENT. This Option Agreement constitutes the entire and final agreement and understanding among the Parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any Party, all of which are merged herein and superseded hereby.

5.4 GOVERNING LAW; VENUE. This Option Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the Parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Option Agreement, the Parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona. In the event either Party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing Party in such proceeding shall be entitled to reimbursement from the non-prevailing Party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

5.5 SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The Parties hereby agree with each other that, in the event of any breach of this Option Agreement by any Party where such breach may cause irreparable harm to any other Party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected Party or Parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such Party may otherwise have at law or in equity.

5.6 SEVERABLE PROVISIONS. Should any provision of this Option Agreement, be declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

5.7 AMENDMENT. This Option Agreement may not be changed or amended, except by a writing signed by each of the parties hereto.

5.8 ENTIRE AGREEMENT. This Option Agreement sets forth the entire agreement between the Parties with respect to any and all matters described herein, and fully supersedes any prior agreements or understandings between the Parties with respect to any such matters.

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]


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     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

OPTIONEE

NORD RESOURCES CORPORATION              ATTEST


By: /s/ Erland A. Anderson              By: /s/ Kathy Glidewell
    ---------------------------------       ------------------------------------
Name: Erland A. Anderson                Name: Kathy Glidewell
Title: President                        Title: Secretary
Date: Sept 07, 2005                     Date: 9/07/05


OPTIONORS


By: /s/ Ronald A. Hirsh                 By: /s/ Stephen D. Seymour
    ---------------------------------       ------------------------------------
Name: Ronald A. Hirsch                  Name: Stephen D. Seymour
Date: Sept 6, 2005                      Date:
                                              ----------------------------------


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